Exhibit 99.1

For Immediate Release:

ONEMAIN HOLDINGS ANNOUNCES DEPARTURE OF CHIEF FINANCIAL OFFICER
SCOTT PARKER; APPOINTMENT OF MICAH CONRAD AS ACTING CFO

NEW YORK, NY – MARCH 26, 2019 – OneMain Holdings, Inc. (NYSE: OMF) (OneMain) today announced that Scott T. Parker, its Chief Financial Officer (CFO) since 2015, will be leaving the company. Micah Conrad, currently OneMain’s Deputy CFO, will become Acting CFO, effective immediately.

“Scott played an important role in bringing Springleaf and OneMain together, and helped put our company in a strong position,” said Doug Shulman, OneMain President and CEO. “I want to thank Scott for his contributions and wish him the best in his future endeavors.”

Prior to Springleaf’s acquisition of OneMain Financial, Conrad was CFO of OneMain, then a subsidiary of Citigroup starting in 2013. In addition to having served as Deputy CFO, Conrad was and will remain CFO of Springleaf Finance Corporation, OneMain’s unsecured bond issuing subsidiary. Prior to his time at OneMain, Conrad was a managing director at Citigroup and served in a variety of senior finance roles within Citi Holdings, Global Wealth Management and Institutional Clients Group.

“Micah is an integral member of the executive team and brings extensive finance, capital markets and operational expertise to this role,” Shulman said. “His experience with our company and in previous senior roles in the financial services industry will help OneMain continue to produce great results.”

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Media Contact:
Howard Schloss, 202-236-5296
Howard.Schloss@omf.com

Investor Contact:
Kathryn Miller, 475-619-8821
Kathryn.Miller@omf.com